Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

     FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of April 22, 2005, among REYNOLDS AMERICAN INC., a North Carolina corporation (“Parent”), R.J. REYNOLDS TOBACCO HOLDINGS, INC., a Delaware corporation (the “Borrower”) and various lending institutions party to the Credit Agreement referred to below. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement.

W I T N E S S E T H :

     WHEREAS, Parent, the Borrower, various lending institutions from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A. (formerly known as JP Morgan Chase Bank), as Administrative Agent (in such capacity, the “Administrative Agent”), are parties to a Third Amended and Restated Credit Agreement, dated as of July 30, 2004 (as so amended and restated, the “Credit Agreement”); and

     WHEREAS, Parent, the Borrower and the Lenders wish to amend the Credit Agreement as provided herein;

     NOW, THEREFORE, it is agreed:

I. Amendments to the Credit Agreement.

          1. Section 8.02(k) of the Credit Agreement is hereby amended by deleting the text “and” appearing at the end of said Section.

          2. Section 8.02(l) of the Credit Agreement is hereby amended by (i) inserting the parenthetical “(or, in the case of the fiscal year of Parent during which a Subsidiary has disposed of a designated property pursuant to (and in reliance on) Section 8.02(m), the remainder of (I) $250,000,000 minus (II) the fair market value (as determined in good faith by senior management of the Borrower) of all designated properties disposed of pursuant to (and in reliance on) said Section 8.02(m) during such fiscal year); and” at the end of clause (z) of said Section and (ii) deleting the period appearing at the end of said Section.

          3. Section 8.02 of the Credit Agreement is hereby further amended by inserting the following new clauses (m) and (n) immediately following clause (l) of said Section:

     ”(m) any Subsidiary of Parent may dispose of (by means of donation) any of the designated properties listed on Annex XI hereto owned by it to any other Person, so long as no Default or Event of Default then exists or would result therefrom; and

     (n) Parent and its Subsidiaries may sell, liquidate and/or dispose of Marketable Investments in the ordinary course of business.”.

          4. Section 8.04(g) of the Credit Agreement is hereby further amended by deleting the text “Section 8.03(e)” appearing in said Section and inserting the text “Sections 8.03(c) and (e)” in lieu thereof.

          5. Section 8.05(l) of the Credit Agreement is hereby amended by deleting the text “June 30, 2005” appearing in said Section and inserting the text “September 30, 2005” in lieu thereof.

          6. The definitions of “Maturity Date” and “Facility Maturity Date” appearing in Section 10 of the Credit Agreement are hereby amended by inserting the following sentence at the end of each such definition:

“For purposes of this definition only, outstanding Existing Senior Notes shall be deemed “refinanced in full” with the proceeds of a new issuance or issuances of Refinancing Senior Notes, at any time, if (i) the Borrower has cash and/or Marketable Investments on its balance sheet at such time which are specifically set aside for purposes of repaying, and sufficient in amount to repay, in full all principal of such outstanding Existing Senior Notes (as indicated by way of a footnote in its (or Parent’s) financial statements included in the then most recent public filing with the SEC), (ii) such cash and/or Marketable Investments so set aside represent, in part, cash proceeds of one or more issuances of Refinancing Senior Notes to “refinance” such Existing Senior Notes in an amount equal to at least the remainder of (1) the aggregate principal amount of all such Existing Senior Notes outstanding at such time less (2) the aggregate amount of fees and expenses incurred in connection with such issuance or issuances of Refinancing Senior Notes less (3) the aggregate amount of any tender premiums (in excess of par) and fees paid in connection with the repurchase of any such Existing Senior Notes with the proceeds of a concurrent issuance of Refinancing Senior Notes and (iii) if a Trigger Event is in effect, the Collateral Agent (on behalf of the Secured Creditors) has a first-priority perfected security interest in all cash and Marketable Investments so set aside.”.

          7. The Credit Agreement is hereby further amended by adding new Annex XI thereto in the form of Annex XI attached hereto.

II. Miscellaneous Provisions.

          1. In order to induce the Lenders to enter into this Amendment, each Credit Agreement Party hereby (i) makes each of the representations, warranties and agreements contained in Section 6 of the Credit Agreement, and (ii) represents and warrants that there exists no Default or Event of Default, in each case on the date hereof and on the First Amendment Effective Date (as defined below), both before and after giving effect to this Amendment.

          2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          3. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with Parent and the Administrative Agent.

          4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          5. From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents shall be deemed to be references to the Credit Agreement as amended hereby.

          6. This Amendment shall become effective on the date (the “First Amendment Effective Date”) when each Credit Agreement Party and the Lenders constituting Required Lenders under the Credit Agreement shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of facsimile transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, Attention: May Yip-Daniels (Facsimile No.: (212) 354-8113).

* * *

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

REYNOLDS AMERICAN INC., as Parent

By: /s/ Daniel A. Fawley
     Title: Senior Vice President & Treasurer

R. J. REYNOLDS TOBACCO HOLDINGS, INC.,
      as the Borrower

By: /s/ Daniel A. Fawley
     Title: Senior Vice President & Treasurer

LEAD AGENTS

JPMORGAN CHASE BANK, N.A. (formerly known as
     JPMORGAN CHASE BANK), Individually, as
     Administrative Agent and as Senior Managing Agent

By: /s/ Robert T. Sacks
     Title: Managing Director

CITIBANK, N.A., Individually, as Syndication Agent
     and Senior Managing Agent

By: /s/ Andrew Kreeger
     Title: Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, Individually
     and as Syndication Agent

By: /s/ William R. Doolittle
     Title: Duly Authorized Signatory

LEHMAN COMMERCIAL PAPER INC., Individually and as
     Documentation Agent

By: /s/ Janine M. Stiugan
     Title: Authorized Signatory

MIZUHO CORPORATE BANK, LTD., Individually and as
     Documentation Agent

By: /s/ James Fayen
     Title: Senior Vice President

PARTICIPANT LENDERS

THE BANK OF NOVA SCOTIA

By: /s/ Chris J. Allen
     Title: Managing Director & Office Head

THE BANK OF NEW YORK

By /s/ David C. Siegel
     Title Vice President

CITY NATIONAL BANK OF NEW JERSEY

By: /s/ Edward R. Wright
     Title: Senior Vice President/Chief Financial Officer

WACHOVIA BANK, NATIONAL ASSOCIATION

By: /s/ Denis Waltrich
     Title Associate

ANNEX XI

DESIGNATED PROPERTIES:

Property Description	Location

Building 60 Property	Vine Street
Building 90 Property	Vine Street
Building 23 Property	5th Street and Patterson Avenue
Building 56-2 & 3 Property	4th Street and Patterson Avenue
EP Parking Lot	7th Street and Patterson Avenue
E Parking Lot	7th Street and Vine Street
D Parking Lot	7th Street and Linden Street
Building 91 Property	Vine Street
Building 95 Property	7th Street and Linden Street
Building 96 Property	Linden Street